Business Consulting Agreement

This Business Consulting Agreement (the "Agreement") is entered into March 26, 2004 by and between:

Stuart McPherson
3215 West Third
Vancouver, British Columbia, Canada V6K 1N5
("Consultant")

And

Global Internet Communications, Inc.
Suite 2305-1050 Burrard Street
Vancouver, British Columbia, Canada V6Z 2S3
("GICI")

WITNESSETH

WHEREAS, Consultant provides consultation and advisory services relating to business management and marketing; and

WHEREAS, GICI desires to be assured of the services of the Consultant in order to avail itself to the Consultant’s experience, skills, knowledge and abilities. GICI is therefore willing to engage the Consultant and the Consultant agrees to be engages upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Consulting Services: Effective as of March 26, 2004, GICI hereby engages and Consultant hereby accepts the engagement to become a consultant to
        GICI and to render such advice, consultation, information and services to GICI including (a) the preparation, implementation and monitoring of business and marketing plans, (b) assisting GICI in any acquisition agreements with potential parties, and (c) such other managerial assistance as GICI shall deem necessary or appropriate for GICI’s business.

2.     Payment: In consideration for entering into this agreement, GICI agrees to irrevocably issue to the Consultant 332,500 freely tradable GICI shares upon the execution of this agreement.

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3.     Expenses: GICI shall reimburse Consultant for all pre-approved travel and other expenses incurred. Consultant shall provide receipts and vouchers to
        GICI for all expenses for which reimbursement is claimed.

4.     Invoices: All pre-approved invoices for services provided to GICI and expenses incurred by Consultant in connection therewith shall be payable in full within ten (10) days of the date of such invoice.

5.     Personnel: Consultant shall be an independent contractor and no personnel utilized by Consultant in providing service hereunder shall be deemed an employee of GICI. Moreover, neither Consultant nor any other such person shall be empowered hereunder to act on behalf of GICI. Consultant shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf on GICI, whether pursuant to any social security, unemployment insurance, worker’s compensation law or other federal, state or local law now in force and effect hereafter enacted.

6.     Term and Termination: The term of this Agreement shall be effective on March 26, 2004 and shall continue in effect for a period of six (6) months thereafter. This Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. CIGI may cancel this
        Agreement on five (5) days notice, at which time no further obligations will be due from either party.

7.      Non-Assignability: The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall insure to the benefit of the parties and their successors.

8.      Confidentiality: Consultant acknowledges and agrees that confidential and valuable information proprietary to GICI and obtained during its engagement by GICI, shall not be, directly or indirectly, disclosed without the prior express written consent of GICI, unless and until such information is otherwise known to the public generally. All such confidential information provided to Consultant by GICI shall clearly and conspicuously be marked with the word  "Confidential."

9.       Limited Liability: Neither Consultant nor any of his employees, officers or directors shall be liable for consequential or incidental damages of any kind to
          GICI that may arise out of or in connection with any services performed by Consultant hereunder.

10.     Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflicts of law principles thereof or actual domicile parties.

11.     Notice: Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States
          Postal Service enclosed

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           in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

12.      Miscellaneous: No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of the Agreement shall be binding unless executed in writing and agreed upon by all parties. The Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof.

13.      Counterparts: This Agreement may be executed in counterparts and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the first date written above.

      IN WITNESS WHEREOF, GICI and Consultant have duly executed this Agreement as of the day and year first above written.

      Global Internet Communications, Inc.                         Consultant

             /s/ Raymond John Demman                                                               /s/ Stuart McPherson
             By: Raymond John Demman, CEO                                                   Stuart McPherson

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